UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018 (March 1, 2018)

AAC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Powell Place

Brentwood, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 732- 1231

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 13, 2017, AAC Healthcare Network, Inc., a Delaware corporation (“Buyer”) and wholly owned subsidiary of AAC Holdings, Inc., a Nevada corporation (“Holdings”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among Buyer, Holdings, AdCare, Inc., a Massachusetts corporation (“AdCare”), and AdCare Holding Trust, a Massachusetts business trust. AdCare and its subsidiaries offer treatment of drug and alcohol addiction and own, among other things, a 114-bed hospital and five outpatient centers in Massachusetts and a 59-bed residential treatment center and two outpatient centers in Rhode Island.

On March 1, 2018 (the “Closing Date”), Buyer and Holdings completed the acquisition of AdCare and its subsidiaries (the “AdCare Acquisition”) for aggregate consideration of $85.0 million, subject to adjustments as set forth in the Purchase Agreement, comprised of (i) approximately $67.5 million in cash, excluding expenses and other adjustments, (ii) approximately $4.8 million in shares of Holdings’ common stock (the “Common Shares”) (or 562,051 shares at an average closing stock price of $8.57), (iii) a promissory note in the aggregate principal amount of approximately $9.6 million (the “Promissory Note”), and (iv) contingent consideration of up to $3.1 million based on a specified adjusted EBITDA target over the 12 months following closing.

The foregoing summary of the transactions contemplated by the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to Holdings’ Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2017, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K related to the Promissory Note is incorporated by reference into this Item 2.03.

As previously disclosed, on October 6, 2017, in conjunction with the AdCare Acquisition, Holdings secured a $65.0 million incremental term loan commitment in conjunction with its senior secured credit agreement with Credit Suisse AG, as administrative agent and collateral agent (“Credit Suisse”) and the lenders party thereto (the “2017 Credit Facility”), subject to customary closing conditions and regulatory provisions. In connection with the financing, Holdings committed to a ticking fee that commenced on October 23, 2017, at a rate of LIBOR plus 3.375%, and increased to LIBOR plus 6.75% for November 22, 2017 through the Closing Date.

On the Closing Date, Holdings and Credit Suisse entered into the Incremental Loan Assumption Agreement (the “ILAA”) with the other loan parties thereto, the incremental term lenders party thereto (the “Incremental Term Lenders”) and the required lenders party thereto. Pursuant to the ILAA, the Incremental Term Lenders extended to Holdings on the Closing Date the Incremental Term Loans (as defined in the ILAA) in the principal amount of $65.0 million for the purpose of providing financing for the AdCare Acquisition. The Incremental Term Loans will bear interest at the same rates available to the existing Term Loans (as such term is defined in the 2017 Credit Facility) and will mature on the same date as the existing Term Loans, June 30, 2023, subject to customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, invalidity of loan documents and certain changes of control. The existing Term Loans and the Incremental Term Loans will require aggregate principal payments of approximately $1.7 million on quarterly repayment dates beginning March 31, 2018 and continuing through June 30, 2019, and payments of approximately $3.4 million on quarterly repayment dates beginning September 30, 2019 and continuing through March 31, 2023.

The ILAA also amends the 2017 Credit Facility to, among other things, permit Holdings to elect for the relevant ratios and baskets applicable upon the incurrence of indebtedness and other certain actions in connection with acquisitions not conditioned on the availability of third party financing to be determined at the time such definitive acquisition agreements are entered into rather than at the closing of such acquisition.

Borrowings under the 2017 Credit Facility, as amended by the ILAA, are guaranteed by Holdings’ wholly owned subsidiary, American Addiction Centers, Inc., and certain of its other subsidiaries, including AdCare and certain of its wholly owned subsidiaries, pursuant to that certain Guarantee and Collateral Agreement, dated as of June 30, 2017, by and among Holdings, each of the subsidiary guarantors party thereto and Credit Suisse and joinders executed in connection therewith. The obligations are secured by a lien on substantially all of Holdings’ and each subsidiary guarantor’s assets.

The foregoing summary of the transactions contemplated by the ILAA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ILAA, which is filed herewith Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K related to the issuance of Common Shares is incorporated by reference into this Item 3.02. The issuance of Common Shares pursuant to the Purchase Agreement was consummated without registration with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act as transactions not involving any public offering. No sales commission or other consideration was paid in connection with such sale.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated September 13, 2017, by and among AAC Holdings, Inc., AAC Healthcare Network, Inc., AdCare, Inc., and AdCare Holding Trust (previously filed as Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36643), filed on September 13, 2017 and incorporated herein by reference).

10.1	Incremental Loan Assumption Agreement, dated March 1, 2018, by and among AAC Holdings, Inc., the other loan parties thereto, the Incremental Term Lenders thereto, the Required Lenders and Credit Suisse AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chairman and Chief Executive Officer

Date: March 2, 2018